Exhibit (a)(2)

                      ENHANCED GOVERNMENT INCOME FUND, INC.

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

      ENHANCED GOVERNMENT INCOME FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter, the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                   ARTICLE I.
                                      NAME

      The name of the corporation is ENHANCED GOVERNMENT FUND, INC. (the "Corporation").

      SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation, there being no stock outstanding or subscribed for at the time of the approval.

      THIRD: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FOURTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

      The Vice President and Treasurer acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, ENHANCED GOVERNMENT INCOME FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and Treasurer and attested by its Secretary on this 15th day of September, 2005.

                                           ENHANCED GOVERNMENT INCOME FUND, INC.

                                           /s/  Donald C. Burke
                                           -------------------------------------
                                           Donald C. Burke, Vice President
                                           and Treasurer

Attest:

/s/ Alice A. Pellegrino
------------------------------
Alice A. Pellegrino, Secretary